--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

                                 By and Between

                         MEDICAL MEDIA TELEVISION, INC.

                                       and

                            VICIS CAPITAL MASTER FUND


                                 April __, 2007


--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

      This STOCK PURCHASE AGREEMENT (the "Agreement"), dated this __th day of April, 2007, is made by and between MEDICAL MEDIA TELEVISION, INC., a Florida corporation (the "Company"), and VICIS CAPITAL MASTER FUND, a trust formed under the laws of the Cayman Islands (the "Purchaser").

                                 R E C I T A L S

      WHEREAS, pursuant to the terms and conditions of this Agreement, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to acquire from the Company 25,000,000 shares (the "Acquired Shares") of the Company's common stock, par value $.0005 per share (the "Common Stock").

      WHEREAS, the Purchaser is also the holder of (a) certain warrants issued by the Company to acquire Common Stock of the Company (the "Warrants"); (b) certain shares of preferred stock of the Company convertible into Common Stock of the Company (the "Preferred Shares"); and (c) certain promissory notes and debentures convertible into Common Stock of the Company (the "Notes").

      WHEREAS, the Warrants, the Preferred Shares, and the Notes are subject to certain anti-dilution provisions (the "Ratchet Provisions") that require the Company to reduce the exercise price of the Warrants and the conversion price of the Preferred Shares and Notes in the event that the Company issues its Common Stock in certain transactions for a price less than the exercise price of the Warrants or the conversion price of the Preferred Shares or Notes, as the case may be;

      WHEREAS, although the Company's issuance and sale of the Acquired Shares to the Purchaser pursuant to this Agreement triggers the Ratchet Provision described in the preceding paragraph, the Purchaser has agreed to waive the Ratchet Provisions contained in the Preferred Shares and Notes solely in connection with this transaction.

      NOW, THEREFORE, the Company and the Purchaser hereby agree as follows:

                                   ARTICLE I
                    PURCHASE AND SALE OF THE ACQUIRED SHARES

      1.1 Purchase and Sale of the Acquired Shares. Subject to the terms and conditions hereof and in reliance on the representations and warranties contained herein, or made pursuant hereto, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company at the closing of the transactions contemplated hereby (the "Closing"), the Acquired Shares for $250,000 in cash (the "Purchase Price").

      1.2 Closing. The Closing shall be deemed to occur at the offices of Quarles & Brady, LLP, 411 East Wisconsin Avenue, Milwaukee, Wisconsin at 5:00 p.m. CDT on April __, 2007 or at such other place, date or time as mutually agreeable to the parties (the "Closing Date).

      1.3 Closing Matters. On the Closing Date, subject to the terms and conditions hereof, the Company will deliver to the Purchaser a certificate, registered in the name of the Purchaser, representing the Acquired Shares. The Company acknowledges receipt of the Purchase Price, which was received by it on March 23, 2007.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as follows:

      2.1  Organization  and  Qualification.  The Company is a corporation  duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company or its Subsidiaries (as defined below) or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the
Company to perform its obligations under the Transaction Documents (as hereinafter defined).

      2.2 Subsidiaries. The Company has no subsidiaries other than PetCARE Television Network, Inc., a Florida corporation ("PetCARE"), African American Medical Network, Inc., a Florida corporation ("African American Medical"), and KidCARE Medical Television Network, Inc., a Florida corporation ("KidCARE") (each a "Subsidiary" and collectively, the "Subsidiaries"). Except as set forth on Schedule 2.2, the Company owns, directly or indirectly, all of the capital stock of its Subsidiaries, free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and has all requisite corporate power and authority to carry on its business as now conducted. Each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

      2.3 No Violation. Neither the Company nor any of its Subsidiaries is in violation of: (a) any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents; or (b) any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

      2.4 Capitalization.

            (a) Immediately before the Closing, the authorized capital stock of the Company consists of: (i) 100,000,000 shares of Common Stock, of which (A) 21,121,302 shares are issued and outstanding, (B) no shares of Common Stock held in treasury, (C) 52,819,872 shares of Common Stock reserved for issuance upon the exercise of options, warrants and other securities convertible into Common Stock; and (ii) 25,000,000 shares of Preferred Stock, of which 1,682,044 shares have been designated as "Series A Preferred Stock," 2,612,329 shares have been designated as "Series B Preferred Stock," and 400,000 shares have been designated as "Series C Preferred Stock," of which (X) 1,682,044 shares of the Company's Series A Preferred Stock are issued and outstanding, (Y) 2,612,329 shares of the Company's Series B Preferred Stock are issued and outstanding, and
(Z) 32,242 shares of the Company's Series C Preferred Stock are issued and outstanding. All of such issued and outstanding shares have been, or upon issuance will be, validly issued, are fully paid and nonassessable.

            (b) Except as disclosed in the Company's reports, financial statements, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise on Schedule 2.4(b), prior to the date hereof (the "SEC Documents"):

                  (i) no holder of shares of the Company's capital stock has any preemptive rights or any other similar rights or has been granted or holds any liens or encumbrances suffered or permitted by the Company;

                  (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries;

                  (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined in Section 2.13 hereof) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound;

                  (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company any of its Subsidiaries;

                  (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended, (the "Securities Act");

                  (vi) there are no outstanding securities or instruments of the
Company or any of its Subsidiaries that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; and

                  (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement.

            (c) Except for the Warrants, the Preferred Stock and the Notes, or as set forth in Schedule 2.4(c), there are no securities or instruments containing antidilution provisions, provisions similar to the Ratchet Provisions, or other similar provisions that will be triggered by the issuance of the Acquired Shares.

      2.5 Issuance of the Acquired Shares. The Acquired Shares to be issued hereunder are duly authorized and, upon payment and issuance in accordance with the terms hereof, shall be fully paid and nonassessable and are free from all taxes, Liens and charges with respect to the issuance thereof.

      2.6 Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other agreements or instruments entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents") and to issue the Acquired Shares in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, and the issuance of the Acquired Shares, have been duly authorized by the board of directors of the Company (the "Board"), and no further consent or authorization is required by the Company, the Board or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies, or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy consideration.

      2.7 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of any articles or certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as would not be reasonably expected to have a Material Adverse Effect.

      2.8 Governmental Consents. Except for the filing of a Form D and Form 8-K with the SEC, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person (as hereinafter defined) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain at or prior to the Closing pursuant to the preceding sentence have been obtained or effected. The Company is unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

      2.9 No General Solicitation. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Acquired Shares.

      2.10 No Integrated Offering. None of the Company, its subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Acquired Shares under the Securities Act or cause this offering of the Acquired Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions.

      2.11 Placement Agent's Fees. No brokerage or finder's fee or commission are or will be payable to any Person with respect to the transactions contemplated by this Agreement based upon arrangements made by the Company or any of its affiliates.

      2.12 Litigation. Except as set forth on Schedule 2.12, There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the transactions contemplated by the Transaction Documents, the Common Stock or any of its Subsidiaries or any of their respective current or former officers or directors in their capacities as such. To the knowledge of the Company, there has not been within the past two (2) years, and there is not pending, any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act within the past two (2) years.

      2.13 Indebtedness and Other Contracts. Except as disclosed in the SEC Documents or otherwise set forth on Schedule 2.13, neither the Company nor any of its Subsidiaries (a) has any outstanding Indebtedness (as defined below), (b) is a party to any contract, agreement or instrument, the violation of which, or default under, by any other party to such contract, agreement or instrument would result in a Material Adverse Effect, (c) is in violation of any term of or in default under any contract, agreement or instrument relating to any
Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (d) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and
(z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

      2.14 Financial Information; SEC Documents. Except as set forth on Schedule 2.14, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of such SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in such SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Purchaser that is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

      2.15 Absence of Certain Changes. Except as disclosed in the SEC Documents, since December 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries. Since December 31, 2005, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $50,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. After giving effect to the transactions contemplated hereby to occur at the Closing, the Company will not be Insolvent (as hereinafter defined). For purposes of this Agreement, "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

      2.16 Foreign Corrupt Practices.

            (a) Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

            (b) None of the Subsidiaries of the Company, nor any of their respective directors, officers, agents, employees or other Persons acting on behalf of such subsidiaries has, in the course of their respective actions (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

      2.17 Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

      2.18 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each of its Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

      2.19 Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No Executive Officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No Executive Officer of the Company, to the knowledge of the Company, is, or is now, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and each of its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

      2.20 Title. Except as set forth on Schedule 2.20, the Company and each of its Subsidiaries have good and marketable title to all personal property owned by them which is material to their respective business, in each case free and clear of all liens, encumbrances and defects except such as are described in the SEC Documents or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and each of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and each of its Subsidiaries.

      2.21 Intellectual Property Rights. Schedule 2.21 sets forth a list of all of the Company's patents, trademarks, trade names, service marks copyrights, and registrations and applications therefor, trade secrets and any other intellectual property right (collectively, "Intellectual Property Rights"), identifying whether owned by the Company, any of its Subsidiaries or a third party. The Intellectual Property Rights are, to the best of the Company's knowledge, fully valid and are in full force and effect. The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights that could have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property Rights.

      2.22 Environmental Laws. The Company and each of its Subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

      2.23 Tax Matters. The Company and each of its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) have set aside on its books reasonably adequate provision for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except where such failure would not have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

      2.24 Sarbanes-Oxley Act. The Company is in compliance with any and all requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof and applicable to it, and any and all rules and regulations promulgated by the SEC thereunder that are effective and applicable to it as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

      2.25 Investment Company Status. The Company is not, and immediately after receipt of payment for the Acquired Shares will not be, an "investment company," an "affiliated person" of, "promoter" for or "principal underwriter" for, or an entity "controlled" by an "investment company," within the meaning of the Investment Company Act.

      2.26 Material Contracts. Each contract of the Company that involves expenditures or receipts in excess of $100,000 (each an "Applicable Contract") is in full force and effect and is valid and enforceable in accordance with its terms. The Company has not given or received from any other entity any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Applicable Contract.

      2.27 Inventory. All inventory of the Company consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been or will be written off or written down to net realizable value on the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2006. The quantities of each type of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable and warranted in the present circumstances of the Company.

      2.28 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, nonpublic information that has not been disclosed in the SEC Documents. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Company as of the date of this Agreement as follows:

      3.1 Organization. The Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

      3.2 Authorization. This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

      3.3 Investment Investigation. The Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in the Acquired Shares and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in the Acquired Shares. The Purchaser, in making the decision to purchase the Acquired Shares, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

      3.4 Accredited Investor. The Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

      3.5 No Distribution. The Purchaser is and will be acquiring the Acquired Shares for its own account, and not with a view to any resale or distribution of the Acquired Shares in whole or in part, in violation of the Securities Act or any applicable securities laws.

      3.6 Resale. The parties intend that the offer and sale of the Acquired Shares be exempt from registration under the Securities Act, by virtue of
Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Acquired Shares purchased hereunder have not been, and may never be, registered under the Securities Act and that the Acquired Shares cannot be sold or transferred unless its is first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Acquired Shares may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

      3.7 Reliance. The Purchaser understands that the Acquired Shares is being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

                                   ARTICLE IV
                     CONDITIONS TO CLOSING OF THE PURCHASERS

      The obligation of the Purchaser to purchase the Acquired Shares at the Closing is subject to the fulfillment to the Purchaser's satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by the Purchaser:

      4.1 Representations and Warranties Correct. The representations and warranties in Article II hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

      4.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with by the Company in all material respects.

      4.3 No Impediments. Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Acquired Shares. At the time of the Closing, the purchase of the Acquired Shares to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

      4.4 Other Agreements and Documents. Company shall have executed and delivered the following agreements and documents:

            (a) A certificate, registered in the name of the Purchaser, representing the Acquired Shares;

            (b) A certificate of good standing with respect to the Company from the Secretary of State of Florida; and

            (c) A certificate of the Company's Secretary, dated the Closing Date, certifying (i) the fulfillment of the conditions specified in Sections 4.1 and 4.2 of this Agreement, (ii) the Board resolutions approving this Agreement and the transactions contemplated hereby, (iii) the Company's certificate of incorporation, and (iv) other matters as the Purchaser shall reasonably request.

      4.5 Due Diligence Investigation. No fact shall have been discovered, whether or not reflected in the Schedules hereto, which in the Purchaser's determination would make the consummation of the transactions contemplated by this Agreement not in the Purchaser's best interests.

                                   ARTICLE V
                      CONDITIONS TO CLOSING OF THE COMPANY

      The Company's obligation to sell the Acquired Shares at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

      5.1 Representations. The representations made by the Purchaser pursuant to
Article III hereof shall be true and correct when made and shall be true and correct on the Closing Date.

      5.2 No Impediments. Neither the Company nor any Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of such Purchaser to exercise full rights of ownership of the Acquired Shares. At the time of the Closing, the purchase of the Acquired Shares to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject.

      5.3 Payment of Purchase Price. The Company shall have received the Purchase Price. The Company hereby acknowledges receipt of the Purchase Price, which it received on March 23, 2007.

                                   ARTICLE VI
                                 INDEMNIFICATION

      6.1 Indemnification by the Company. The Company agrees to defend, indemnify and hold harmless the Purchaser and shall reimburse the Purchaser for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "Losses") directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company contained herein or in any certificate, document, or instrument delivered to the Purchaser pursuant hereto.

      6.2 Indemnification by the Purchaser. The Purchaser agrees to defend, indemnify and hold harmless the Company and shall reimburse the Company for, from and against all Losses directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation of the Purchaser contained herein or in any certificate, document or instrument delivered to the Company pursuant hereto.

      6.3 Procedure. The indemnified party shall promptly notify the indemnifying party of any claim, demand, action or proceeding for which indemnification will be sought under Sections 6.1 or 6.2 of this Agreement, and, if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the Purchaser and the Company shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, which shall not be unreasonably withheld. If a firm written offer is made to settle any such third party claim, demand, action or proceeding and the indemnifying party proposes to accept such settlement and the indemnified party refuses to consent to such settlement, then: (i) the indemnifying party shall be excused from, and the indemnified party shall be solely responsible for, all further defense of such third party claim, demand, action or proceeding; and (ii) the maximum liability of the indemnifying party relating to such third party claim, demand, action or proceeding shall be the amount of the proposed settlement if the amount thereafter recovered from the indemnified party on such third party claim, demand, action or proceeding is greater than the amount of the proposed settlement.

                                   ARTICLE VII
                                  MISCELLANEOUS

      7.1 Governing Law. This Agreement and the rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Agreement were negotiated, without regard to the conflicts of laws thereof.

      7.2 Survival. Except as specifically provided herein, the representations and warranties made herein shall survive until the first anniversary of the Closing Date; provided that, the covenants and agreements herein and the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.11, and 2.28 hereof shall survive indefinitely.

      7.3 Amendment. This Agreement may not be amended, discharged or terminated (or any provision hereof waived) without the written consent of the Company and the Purchaser.

      7.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon and enforceable by and against, the successors, assigns, heirs, executors and administrators of the parties hereto. The Purchaser may assign its rights hereunder, and the Company may not assign its rights or obligations hereunder without the consent of the Purchaser or any of its successors, assigns, heirs, executors and administrators.

      7.5 Entire Agreement. This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and simultaneously herewith constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

      7.6 Notices, etc. All notices, demands or other communications given hereunder shall be in writing and shall be sufficiently given if delivered either personally or by a nationally recognized courier service marked for next business day delivery or sent in a sealed envelope by first class mail, postage prepaid and either registered or certified, addressed as follows:

            (a) if to the Company:

                8406 Benjamin Road, Suite C
                Tampa, Florida  33634
                Attn: Philip Cohen, Chief Executive Officer

            (b) if to a Purchaser:

                Vicis Capital Master Fund
                Tower 56, Suite 700
                126 E. 56th Street, 7th Floor
                New York, NY 10022
                Attn: Shad Stastney

            with a copy to:

                Andrew D. Ketter, Esq.
                Quarles & Brady LLP
                411 East Wisconsin Avenue
                Milwaukee, Wisconsin 53202

      7.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Acquired Shares upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence, therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement must be, made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

      7.8 Severability. The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

      7.9 [Intentionally Omitted].

      7.10 Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED THE STATE AND COUNTY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTION DOCUMENTS. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY CONSENTS TO SERVICE OF PROCESS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 7.6 AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE TO SERVICE OF PROCESS IN SUCH MANNER.

      7.11 Titles and Subtitles. The titles of the articles, sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      7.12 Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

      7.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      7.14 Adjustments Pursuant to Ratchet Provisions.

            (a) Adjustment to Warrants. The parties agree and acknowledge that as a result of the issuance of the Acquired Shares hereunder, the Ratchet Provisions contained in the Warrants require the Company to adjust the exercise price of all such Warrants to $.01 per share of Common Stock. Within 20 days after the Closing, the Company agrees to deliver to Purchaser new warrants (the "New Warrants") in the name of Purchaser in a form identical to the existing Warrants with the new exercise price of $.01 per share of Common Stock. Promptly upon receipt of the New Warrants, the Purchaser agrees to deliver to the Company for cancellation the existing Warrants.

            (b) Adjustment to the Preferred Shares and Notes. Notwithstanding the fact that as a result of the issuance of the Acquired Shares hereunder, the Ratchet Provisions applicable to the Preferred Shares and the Notes would require the Company to adjust the conversion price of all such Preferred Shares and the Notes to $.01 per share of Common Stock, the Purchaser agrees to waive, in connection with this transaction only, its right to require the Company to adjust such conversion prices. The parties agree that (i) the foregoing waiver shall not be deemed to be a waiver of such right with respect to any future transactions by the Company, (ii) that the foregoing waiver shall not preclude the Purchaser from further enforcement of the Ratchet Provisions, and (iii) in the event the Company breaches its representations and warranties contained in
Section 2.4(c), in addition to any other remedies available to Purchaser, (y) the foregoing waiver shall automatically be rescinded and shall no longer be of any force or effect and (z) the Company shall pay to the Purchaser as liquidated damages $100,000 in cash.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Purchase Agreement, as of the day and year first above written.

                                          COMPANY:

                                          MEDICAL MEDIA TELEVISION, INC.

                                          /s/ Philip M. Cohen
                                          --------------------------------------
                                          Philip M.  Cohen
                                          President and Chief Executive Officer


                                          PURCHASER:

                                          VICIS CAPITAL MASTER FUND
                                           By: Vicis Capital LLC
                                          --------------------------------------
                                          /s/ Shad Stastney
                                          Shad Stastney
                                          Chief Operating Officer